Exhibit 23



            Consent of Independent Registered Public Accounting Firm



Ford Motor Company
One American Road
Dearborn, Michigan



Re:     Ford Motor Company Registration Statement

        Nos. 33-64607, 33-54735, 33-54275, 33-50194,
        33-36061, 33-14951, 2-95020, 333-28181,
        333-49545, 333-58695, 333-47443, 333-86127,
        333-37396, 333-38580, 333-40258, 333-61882,
        333-72476, 333-101293 and 333-115339

We hereby consent to the incorporation by reference in the above Registration Statements on Form S-8 of Ford Motor Company of our report dated June 22, 2005 relating to the financial statements of the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees at December 30, 2004 and 2003 and for the year ended December 30, 2004, which appears in this Form 11-K.


/s/PricewaterhouseCoopers LLP


Detroit, Michigan
June 22, 2005